UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 13, 2015

ENTERTAINMENT GAMING ASIA INC.

(Exact Name of Registrant as Specified in Its Charter)

Nevada	001-32161	91-1696010
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

Unit C1, Ground Floor., Koon Wah Bldg., No.2 Yuen Shun Circuit, Yuen Chau Kok Shatin, New Territories, Hong Kong SAR
(Address of principal executive offices)

+ 852-3151-3800
(Registrant’s telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions.

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 1.01 Entry into a Material Definitive Agreement

On December 31, 2012, Entertainment Gaming Asia Inc. (the “Company”), via its wholly-owned subsidiaries Elixir Gaming Technologies (Hong Kong) Limited, a Hong Kong company (“EGT-HK”), and Dreamworld Leisure Management Limited, a British Virgin Islands company (“EGT-BVI”), entered into employment agreements with Clarence Chung for the position of Chief Executive Officer of the Company. The employment agreement entered into by EGT-HK is for Mr. Chung’s services performed on behalf of the Company within Hong Kong or in relation to the Company’s business, if any, in Hong Kong (the “HK Employment Agreement”) and the employment agreement entered into by EGT-BVI is for Mr. Chung’s services performed on behalf of the Company outside of Hong Kong or in relation to the Company’s business outside of Hong Kong (the “Overseas Employment Agreement”).

On August 13, 2015, EGT-HK and Mr. Chung entered into a new employment agreement (“Executive Employment Agreement”) which terminated and replaced the HK Employment Agreement retroactive to December 31, 2014. Under the Executive Employment Agreement, Mr. Chung shall act as the Executive Chairman and CEO of the Company and perform his service principally within and in relation to Asia with effect from January 1, 2015. On August 13, 2015, EGT-BVI and Mr. Chung entered into a deed of termination and release for termination of the Oversea Employment Agreement retroactive to December 31, 2014.

The Executive Employment Agreement shall continue indefinitely until terminated by either party. EGT-HK can terminate the Executive Employment Agreement immediately for “cause”, as such term is defined in the agreement. In addition, either party to the agreement may terminate the agreement without cause upon three months prior written notice or payment of three months base salary in lieu of notice to the other party.

According to the terms of the Executive Employment Agreement, Mr. Chung is entitled to a fixed salary in the amount of $1 per year and additional incentive remuneration, payable in cash, to be determined annually by the compensation committee of the board of directors of the Company. The determination of the additional incentive remuneration is not subject to any fixed or quantitative standards and instead shall be subject to the compensation committee’s discretion. The compensation committee shall determine Mr. Chung’s additional incentive remuneration under the Executive Employment Agreement for 2015 within four months following the end of 2015, which is discretionary in nature and the amount of which, if any, shall be determined by compensation committee and vary from year to year.

The Executive Employment Agreement contains customary provisions concerning confidentiality, non-solicitation and non-competition. Mr. Chung receives no compensation from the Company or any subsidiary of the Company for serving as an officer or director of the Company and its subsidiaries, except as provided for in the Executive Employment Agreement and, upon approval of a new stock incentive scheme, the annual grant of stock or stock options to all directors of the Company.

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits	Method of Filing

The following exhibits are filed with this report:

Exhibit 99.1	Executive Employment Agreement dated August 13, 2015 entered into between Elixir Gaming Technologies (Hong Kong) Limited and Mr. Clarence Chung	Filed Electronically herewith
Exhibit 99.2	The Deed of Termination and Release dated August 13, 2015 entered into between Dreamworld Leisure Management Limited and Mr. Clarence Chung	Filed Electronically herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENTERTAINMENT GAMING ASIA INC.

Dated: August 13, 2015	/s/ Clarence Chung
Clarence (Yuk Man) Chung
Chief Executive Officer